UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  August 26, 2014

BLACKSANDS PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51427	20-1740044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

800 Bering, Suite 250, Houston, Texas 77057

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 554-4490

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On August 26, 2014, Blacksands Petroleum, Inc., a Nevada corporation (the “Company”), entered into an Amendment and Exchange Agreement (the “Note Agreement”) with Silver Bullet Property Holdings SDN BHD (“Silver Bullet”), pursuant to which the Company issued 1,052,407 shares (the “Exchange Shares”) of common stock, $0.001 par value per share (the “Common Stock”) of the Company to Silver Bullet in exchange for accrued interest on an aggregate amount of $3,220,000 of promissory notes held by Silver Bullet dated November 19, 2010, September 27, 2011, November 1, 2011, December 1, 2011, June 12, 2012 and August 28, 2013 (collectively, the “Notes”).  The Exchange Shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.  Also pursuant to the Note Agreement, the Notes were amended such that (i) all interest accruing after June 30, 2014 shall be exchanged for shares of Common Stock on a quarterly basis in arrears and (ii) the maturity date of each of the Notes was extended to December 31, 2015.

The foregoing description of the Note Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text attached as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Amendment and Exchange Agreement, by and between Blacksands Petroleum, Inc. and Silver Bullet Property Holdings SDN BHD, dated August 26, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Dated: August 28, 2014	BY:	/s/ Rhonda Rosen
Rhonda Rosen Interim President